UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2007

INTERVEST MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	33-27404-NY	13-3415815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 28, 2007, the Board of Directors of Intervest Mortgage Corporation’s parent company, Intervest Bancshares Corporation, approved the award of cash bonuses to executive officers of Intervest Mortgage Corporation as follows: $10,000 to Mr. Stephen A. Helman, Vice President; and $7,500 to Mr. John Hoffmann, Vice President and Chief Financial Officer. These amounts will be paid by Intervest Mortgage Corporation.

In addition, on November 28, 2007, the Board of Directors of Intervest Bancshares Corporation also approved increased annual base salaries of the executive officers of Intervest Mortgage Corporation, to be effective January 1, 2008, as follows: Stephen Helman, Vice President and Secretary - $237,000; and John Hoffmann – Chief Financial Officer - $134,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST MORTGAGE CORPORATION

Date: December 4, 2007	By:	/s/ Lowell S. Dansker
Lowell S. Dansker, Chairman and Executive Vice President
(Principal Executive Officer)

Date: December 4, 2007	By:	/s/ John Hoffmann
John Hoffmann, Chief Financial Officer (Principal Financial Officer)